Exhibit 23.3

Consent of Independent Auditors’ Report

The Board of Directors

Leeyo Software, Inc.:

We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California

April 12, 2018